                                                                   EXHIBIT 10.10

                           LOAN AND SECURITY AGREEMENT

                                 BY AND BETWEEN

                               THOMAS CHAMBERLAIN
                                    AS LENDER

                                       AND

                            U.S. GAS & ELECTRIC, INC.
                                   AS BORROWER

                               DATED: MAY 14, 2004

                           LOAN AND SECURITY AGREEMENT

     This Loan and Security Agreement ("Agreement") dated May 14, 2004 is entered into by and between Thomas Chamberlain, a Virginia resident individual ("Lender") and U.S. Gas & Electric, Inc., a Delaware corporation ("Borrower").

                                   WITNESSETH:

     WHEREAS, Borrower has requested that Lender enter into financing arrangements with Borrower pursuant to which Lender will lend money to Borrower; and

     WHEREAS, Lender is willing to make such loans upon and subject to the terms and conditions set forth herein;

     NOW, THEREFORE, in consideration of the mutual conditions and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

SECTION 1. DEFINITIONS

     For purposes of this Agreement, the following terms shall have the respective meanings given to them below:

     1.1 "Accounts" shall mean all present and future rights of Borrower to payment of a monetary obligation (which is not evidenced by chattel paper or an instrument) for property that has been sold, assigned, or otherwise transferred for consideration.

     1.2 "Affiliate" shall mean, with respect to a specified Person, any other Person which directly or indirectly, through one or more intermediaries, controls or is controlled by or is under common control with such Person, and without limiting the generality of the foregoing, includes:

          (a) Any Person which beneficially owns or holds fifty (50%) percent or more of any class of Voting Stock of a Person or other equity interests in a Person;

          (b) Any Person of which another Person beneficially owns or holds fifty (50%) percent or more of any class of Voting Stock or in which such Person beneficially owns or holds fifty (50%) percent or more of the equity interests; and

          (c) Any director or executive officer of any Person.

     For the purposes of this definition, the term "control" (including with correlative meanings, the terms "controlled by" and "under common control with"), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of Voting Stock, by agreement or otherwise.

     1.3 "Business Day" shall mean any day other than a Saturday, Sunday, or other day on which commercial banks are authorized or required to close under the laws of the State of Florida.

     1.4 "Capital Stock" shall mean, with respect to any Person, any and all shares, interests, participations or other equity equivalents (however designated) of such Person's capital stock or partnership, limited liability company or other equity interests at any time outstanding, and any and all rights, warrants or options exchangeable for or convertible into such capital stock or other interests (but excluding any debt security that is exchangeable for or convertible into such capital stock) until such time as the right to exchange or convert same into equity is, or is deemed to be, validly exercised.

     1.5 "Code" shall mean the Internal Revenue Code of 1986, as the same now exists or may from time to time hereafter be amended, modified, recodified or supplemented, together with all rules, regulations and judicial interpretations thereunder or related thereto.

     1.6 "Collateral" shall have the meaning set forth in Section 5 hereof.

     1.7 "Default" shall mean an act, condition or event which with notice or passage of time, or both, would constitute an Event of Default.

     1.8 "Event of Default" shall mean the occurrence or existence of any event or condition described in Section 10.1 hereof.

     1.9 "Exchange Act" shall mean the Securities Exchange Act of 1934, together with all rules, regulations and judicial interpretations thereunder or related thereto.

     1.10 "Financing Agreements" shall mean, collectively, this Agreement and all other agreements, documents and instruments now or at any time hereafter executed and/or delivered by Borrower in connection with this Agreement.

     1.11 "GAAP" shall mean generally accepted accounting principles in the United States of America as in effect from time to time, as set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and the statements and pronouncements of the Financial Accounting Standards Board which are applicable to the circumstances as of the date of determination, consistently applied.

     1.12 "Governmental Authority" shall mean any nation or government; any state, province, or other political subdivision thereof; any central bank (or similar monetary or regulatory authority) thereof; any entity exercising competent executive, legislative, judicial, regulatory or administrative functions of or pertaining to government; and any corporation or other Person owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing.

     1.13 "Interest Rate" shall mean a rate of ten percent (10%) per annum.

     1.14 "License Agreements" shall have the meaning set forth in Section 10.10 hereof.

     1.15 "Loan" shall mean the loan(s) now or hereafter made by Lender to or for the benefit of Borrower as set forth in Section 2 hereof.

     1.16 "Material Contract" shall mean:

          (a) Any contract or other agreement involving monetary liability from any Person to Borrower for property that has been sold, assigned, or otherwise transferred for consideration for amounts in excess of $250,000.00 in any fiscal year; and

          (b) Any other contract or other agreement (other than the Financing Agreements), to which Borrower is a party as to which the breach, nonperformance, cancellation or failure to renew by any party thereto would have a material adverse effect on the business, assets, or financial condition of Borrower or any of the rights and remedies of Lender hereunder.

     1.17 "Obligations" shall mean the Loans, and all other payment obligations, liabilities and indebtedness of every kind, nature and description owing by Borrower to Lender, including principal, interest, charges, fees, costs and expenses, whether now existing or hereafter arising.

     1.18 "Obligor" shall mean any Person who is the owner of, or debtor with respect to, any property which is security for the Obligations, other than Borrower.

     1.19 "Person" or "person" shall mean any individual, sole proprietorship, partnership, corporation (including any corporation which elects subchapter S status under the Code), limited liability company, limited liability partnership, business trust, unincorporated association, joint stock corporation, trust, joint venture or other entity or any Governmental Authority.

     1.20 "Receivables" shall mean all of the following now owned or hereafter acquired property of Borrower:

          (a) All Accounts that have been billed by invoice to an account debtor; and

          (b) All interest, fees, late charges, penalties, collection fees and other amounts due or to become due or otherwise payable in connection with any Account.

     1.21 "Records" shall mean all of Borrower's present (to the extent they exist) and future books of account of every kind or nature, purchase and sale agreements, invoices, ledger cards, bills of lading and other shipping evidence, statements, correspondence, memoranda, credit files and other data relating to the Collateral or any account debtor, together with the tapes, disks, diskettes and other data and software storage media and devices, file cabinets or containers in or on which the foregoing are stored (including any rights of Borrower with respect to the foregoing maintained with or by any other person).

     1.22 "Solvent" shall mean having the ability to pay debts as they mature.

     1.23 "UCC" shall mean the Uniform Commercial Code as in effect in the State of Florida, and any successor statute, as in effect from time to time (except that terms used herein which are defined in the Uniform Commercial Code as in effect in the State of Florida on the date hereof shall continue to have the same meaning notwithstanding any replacement or amendment of such statute except as Lender may otherwise determine).

     1.24 "Voting Stock" shall mean with respect to any Person:

          (a) One (1) or more classes of Capital Stock of such Person having general voting powers to elect at least a majority of the board of directors, managers or trustees of such Person, irrespective of whether at the time Capital Stock of any other class or classes have or might have voting power by reason of the happening of any contingency, and

          (b) Any Capital Stock of such Person convertible or exchangeable without restriction at the option of the holder thereof into Capital Stock of such Person described in clause (a) of this definition.

SECTION 2. LOAN AND CLOSING

     Subject to the terms and conditions contained herein, Lender agrees to make loans to Borrower in amounts not to exceed, in total, one hundred thousand dollars ($100,000) (the "Loan Amount") upon the mutual execution and delivery of this Agreement (the "Effective Date"). The closing of the Loan shall occur on the Effective Date, and Lender shall make loans to Borrower in amounts as requested by Borrower in writing.

SECTION 3. INTEREST AND FEES

     3.1 Interest.

          (a) Borrower shall pay to Lender interest on the outstanding principal amount of the Loan at the Interest Rate.

          (b) Interest from the Effective Date through the Termination Date shall be payable by Borrower to Lender at thirty (30) day intervals beginning thirty (30) days after the Effective Date.

          (c) All interest accruing hereunder on and after the date of any Event of Default that continues after the expiration of the Cure Period (defined below) shall be calculated at one and one half times the Interest Rate and shall be payable on demand.

          (d) In no event shall charges constituting interest payable by Borrower to Lender exceed the maximum amount or the rate permitted under any applicable law or regulation, and if any such part or provision of this Agreement is in contravention of any such law or regulation, such part or provision shall be deemed amended to conform thereto.

     3.2 Closing Fee.

     Borrower shall pay, at closing, to Lender as a closing fee, the amount of $5,000, which shall be fully earned and payable as of the Effective Date.

SECTION 4. CONDITIONS PRECEDENT

     4.1 Conditions Precedent to Initial Loans.

     Each of the following is a condition precedent to Lender making the initial Loans hereunder:

          (a) All requisite corporate action and proceedings in connection with this Agreement and the other Financing Agreements shall be determined by the Lender to be satisfactory in form and substance, such determination of satisfaction not to be unreasonably withheld, and Lender shall have received all information and copies of all documents, including records of requisite corporate action and proceedings which Lender may have reasonably requested in connection therewith;

          (b) Lender shall have received evidence, in form and substance reasonably satisfactory to Lender, that Lender has a valid perfected first priority security interest in all of the Collateral;

          (c) The other Financing Agreements and all instruments and documents hereunder and thereunder shall have been duly executed and delivered to Lender, in form and substance reasonably satisfactory to Lender; and

          (d) No law, regulation, order, judgment or decree of any Governmental Authority shall exist, and no action, suit, investigation, litigation or proceeding shall be pending or threatened in any court or before any arbitrator or Governmental Authority, which (i) purports to enjoin, prohibit, restrain or otherwise affect (A) the making of the Loans, or (B) the consummation of the transactions contemplated pursuant to the terms hereof or the other Financing Agreements or (ii) has or could reasonably be expected to have a material adverse effect on the assets, business or prospects of Borrower or would impair the ability of Borrower to perform its obligations hereunder or under any of the other Financing Agreements or of Lender to enforce any Obligations or realize upon any of the Collateral.

SECTION 5. GRANT AND PERFECTION OF SECURITY INTEREST

     5.1 Grant of Security Interest.

     To secure payment and performance of all Obligations, Borrower hereby grants to Lender a continuing security interest in, a lien upon, and a right of set off against, all Accounts (the "Collateral") including:

          (a) All supporting obligations and all present and future liens, security interests, rights, remedies, title and interest in, to and in respect of the Collateral, including rights and remedies under or relating to guaranties, contracts of suretyship, letters of credit and credit and other insurance related to the Collateral, and deposits by and property of account debtors or other persons securing the obligations of account debtors; and

          (b) All products and proceeds of the foregoing, including insurance proceeds and all claims against third parties for loss or damage to or destruction of or other involuntary conversion of any kind or nature of any or all of the Collateral.

     5.2 Perfection of Security Interests.

          (a) Borrower authorizes Lender to file at any time, and from time to time, such financing statements with respect to the Collateral naming Lender as the secured party and Borrower as debtor, as Lender may reasonably require, and including any other information with respect to Borrower or otherwise required by Part 5 of Article 9 of the Uniform Commercial Code of such jurisdiction as Lender may determine, together with any amendment and continuations with respect thereto.

          (b) Borrower shall take any other actions reasonably requested by Lender from time to time to cause the attachment, perfection and first priority of, and the ability of Lender to enforce, the security interest of Lender in any and all of the Collateral, including, without limitation:

               (i) executing, delivering and, where appropriate, filing financing statements and amendments relating thereto under the UCC or other applicable law, to the extent, if any, that Borrower's signature thereon is required therefor;

               (ii) Complying with any provision of any statute, regulation or treaty of the United States as to any Collateral if compliance with such provision is a condition to attachment, perfection or priority of, or ability of Lender to enforce, the security interest of Lender in such Collateral; and

               (iii) Obtaining the consents and approvals of any Governmental Authority (other than the U.S. Securities and Exchange Commission) or third party, including, without limitation, any consent of any licensor, lessor or other person obligated on Collateral, and taking all actions required by any earlier versions of the UCC or by other law, as applicable in any relevant jurisdiction.

SECTION 6. USE OF PROCEEDS.

          Borrower shall use the proceeds of the Loan provided by Lender to Borrower hereunder only for general operating, working capital and other proper corporate purposes of Borrower.

SECTION 7. COLLATERAL REPORTING AND ACCOUNTS COVENANTS

     7.1 Collateral Reporting.

          Borrower shall provide Lender with the following documents in a form reasonably satisfactory to Lender:

          (a) As soon as possible after the end of each month (but in any event within ten (10) days after the end thereof), a schedule of sales made, credits issued and cash received for such month;

          (b) As soon as possible after the end of each month (but in any event within ten (10) days after the end thereof) agings of accounts receivable (together with a reconciliation to the previous month's aging and general ledger) and amounts of customer deposits received and held by Borrower as of the last day of such month;

          (c) Within six (6) business days of Lender's written request, copies of customer statements and credit memos, remittance advices and reports, and copies of deposit slips and bank statements; and

          (d) Such other reports as to the Collateral as Lender shall reasonably request from time to time.

     7.2 Accounts Covenants.

          (a) Borrower shall notify Lender promptly of:

               (i) any material delay in Borrower's performance of any of its obligations to any account debtor or the assertion of any material claims, offsets, defenses or counterclaims by any account debtor, or any material disputes with account debtors, or any settlement, adjustment or compromise thereof, and

               (ii) All material adverse information relating to the financial condition of any account debtor. So long as no Event of Default exists or has occurred and is continuing, Borrower may settle, adjust or compromise any claim, offset, counterclaim or dispute with any account debtor or grant any credits, discounts or allowances.

          At any time that an Event of Default exists and is continuing after the expiration of the Cure Period, Lender shall, at its option, have the right to settle, adjust or compromise any claim, offset, counterclaim or dispute with account debtors or grant any credits, discounts or allowances.

          (b) With respect to each Account and/or Receivable:

               (i) The amounts shown on any invoice delivered to Lender or schedule thereof delivered to Lender shall be true and complete in all material respects;

               (ii) None of the transactions giving rise thereto will violate any applicable, Federal, State or local laws or regulations, all documentation relating thereto will be legally sufficient under such laws and regulations and all such documentation will be legally enforceable in accordance with its terms;

               (iii) The transactions giving rise thereto will arise from the actual and bona fide sale and delivery of goods by Borrower in the ordinary course of its business;

               (iv) Receivables are not unpaid more than one hundred and twenty
(120) days after the original due date, unless disclosed in writing by Borrower to Lender;

               (v) Amounts do not arise from sales on consignment, guaranteed sale, sale and return, sale on approval, or other terms under which payment by the account debtor may be conditional or contingent;

               (vi) Amounts do not consist of progress billings (such that the obligation of the account debtors with respect to such Accounts is conditioned upon Borrower's satisfactory completion of any further performance under the agreement giving rise thereto), bill and hold invoices or retainage invoices;

               (vii) The account debtor with respect to such Accounts has not asserted a valid counterclaim, defense or dispute and does not have, and does not engage in transactions which may give rise to any right of setoff or recoupment against such Accounts, unless disclosed in writing by Borrower to Lender;

               (viii) There are no facts, events or occurrences which would materially impair the validity, enforceability or collectability of such Accounts or reduce the amount payable or delay payment thereunder, unless disclosed in writing by Borrower to Lender;

               (ix) Amounts are subject to a security interest of Lender and any goods giving rise thereto are not, and were not at the time of the sale thereof, subject to any liens except those permitted in this Agreement;

               (x) Neither the account debtor nor any officer or employee of the account debtor with respect to such Accounts is an officer, employee, agent or other Affiliate of Borrower;

               (xi) Transactions are not evidenced by or arising under any instrument or chattel paper; and

               (xii)Amounts are owed by account debtors deemed creditworthy by Borrower in good faith.

          (c) Any Accounts for which any of the forgoing covenants are not fulfilled shall nevertheless be part of the Collateral.

          (d) Lender shall have the right at any time or times, in Lender's name or in the name of a nominee of Lender, to verify the validity, amount or any other matter relating to any Account, by mail, telephone, facsimile transmission or otherwise.

     7.3 Power of Attorney.

     At any time an Event of Default exists and is continuing after the expiration of the Cure Period, Borrower hereby designates and appoints Lender as Borrower's true and lawful attorney-in-fact, and authorizes Lender, in Borrower's or Lender's name, to act as such but solely for the following purposes and subject to the following conditions and limitations:

          (a) Demand payment on Receivables;

          (b) Enforce payment of Receivables by legal proceedings or otherwise;

          (c) Exercise all of Borrower's rights and remedies to collect any Receivable;

          (d) Sell or assign any Receivable upon such terms, for such amount and at such time or times as the Lender reasonably deems advisable;

          (e) Settle, adjust, compromise, extend or renew an Account;

          (f) Discharge and release any Receivable;

          (g) Prepare, file and sign Borrower's name on any proof of claim in bankruptcy or other similar document against an account debtor or other obligor in respect of any Receivables or other Collateral;

          (h) Notify the post office authorities to change the address for delivery of remittances from account debtors or other obligors in respect of Receivables or other proceeds of Collateral to an address designated by Lender, and open, handle and store all mail relating to the Collateral; and

          (i) Do all acts and things which are necessary, in Lender's reasonable determination, to fulfill Borrower's obligations under this Agreement and the other Financing Agreements.

     7.4 Lender's Right to Cure. Lender may, at its option, (a) upon written notice to Borrower, cure any default by Borrower under any material agreement with a third party that materially and adversely affects the Collateral, its value or the ability of Lender to collect, sell or otherwise dispose of the Collateral or the rights and remedies of Lender therein or the ability of Borrower to perform its obligations hereunder or under the other Financing Agreements, (b) pay or bond on appeal any judgment entered against Borrower, (c) discharge taxes, liens, security interests or other encumbrances at any time levied on or existing with respect to the Collateral and (d) pay any amount, incur any expense or perform any act which, in Lender's reasonable judgment, is necessary or appropriate to preserve, protect, insure or maintain the Collateral and the rights of Lender with respect thereto. Lender may add any amounts so expended to the Obligations and charge Borrower's account therefor, such amounts to be repayable by Borrower on demand. Lender shall be under no obligation to effect such cure, payment or bonding and shall not, by doing so, be deemed to have assumed any obligation or liability of Borrower. Any payment made or other action taken by Lender under this Section shall be without prejudice to any right to assert an Event of Default hereunder and to proceed accordingly.

     7.5 Access to Premises. From time to time as reasonably requested, Lender or its designee shall have access to Borrower's premises during normal business hours: (a) after written notice to Borrower, and (b) without notice to Borrower if an Event of Default exists and is continuing after the expiration of the Cure Period; for the purposes of inspecting, verifying and auditing the Collateral. To facilitate such purposes, Borrower shall promptly furnish to Lender such copies of such books and records, or extracts therefrom, as Lender may reasonably request. Lender or its designee may use, during normal business hours, such of Borrower's personnel, equipment, supplies and premises as may be reasonably necessary for the foregoing and, if an Event of Default exists and is continuing after the expiration of the Cure Period, for the collection of Receivables and realization of other Collateral.

SECTION 8. REPRESENTATIONS AND WARRANTIES OF BORROWER

     Borrower hereby represents and warrants to Lender the following (which shall survive the execution and delivery of this Agreement), the truth and accuracy of which are continuing conditions of the making of Loans by Lender to
Borrower:

     8.1 Corporate Existence; Power and Authority.

          (a) Borrower is a corporation duly organized and in good standing under the laws of Delaware, its state of incorporation, and is duly qualified as a foreign corporation and in good standing in all states or other jurisdictions where the nature and extent of the business transacted by it or the ownership of assets makes such qualification necessary, except for those jurisdictions in which the failure to so qualify would not have a material adverse effect on Borrower's financial condition, or the rights of Lender in or to any of the Collateral.

          (b) The execution, delivery and performance of this Agreement, the other Financing Agreements and the transactions contemplated hereunder and thereunder:

               (i) Are all within Borrower's corporate powers;

               (ii) Have been duly authorized;

               (iii) Are not in contravention of law or the terms of Borrower's certificate of incorporation, by-laws, or other organizational documentation, or any indenture, agreement or undertaking to which Borrower is a party or by which Borrower or its property are bound; and

               (iv) Will not result in the creation or imposition of, or require or give rise to any obligation to grant, any lien, security interest, charge or other encumbrance upon any property of Borrower, except as provided in this Agreement.

          (c) This Agreement and the other Financing Agreements constitute legal, valid and binding obligations of Borrower enforceable in accordance with their respective terms.

     8.2 Name; State of Organization; Chief Executive Office; Collateral Locations.

          (a) The exact legal name of Borrower is U.S. Gas & Electric, Inc. Borrower has not, during the past five years, been known by or used any other corporate or fictitious name; except Borrower was named "Harbortown Corp." prior to May 15, 2002, and previously used the fictitious name "Utiligroup."

          (b) Borrower is a Delaware Corporation.

          (c) The Borrower's federal employer identification number is 58-2502341

          (d) The chief executive office and mailing address of Borrower and Borrower's Records concerning Accounts are located only at 290 NW 165th Street, PH 5, North Miami Beach, Florida, 33169.

     8.3 Liens. To the best of Borrower's knowledge, the security interests and liens granted to Lender under this Agreement and the other Financing Agreements constitute liens and security interests in and upon the Collateral subject only to the liens permitted hereunder.

     8.4 Compliance with Other Agreements. Borrower is not in default in any material respect under, or in violation in any material respect of any of the terms of, any material agreement, contract, instrument, lease or other material commitment to which it is a party, or by which it is bound.

     8.5 Accuracy of Information. All information furnished by or on behalf of Borrower in writing to Lender in connection with this Agreement or any of the other Financing Agreements or any transaction contemplated hereby or thereby, including all information herein is true and correct in all material respects on the date as of which such information is dated or certified.

     8.6 Survival of Warranties. All representations and warranties contained in this Agreement or any of the other Financing Agreements shall survive the execution and delivery of this Agreement.

SECTION 9. REPRESENTATIONS AND WARRANTIES OF LENDER

     LENDER hereby represents and warrants to Borrower the following (which shall survive the execution and delivery of this Agreement):

     9.1 State of Residence; Power and Authority.

          (a) Lender is an individual residing in the State of Virginia.

          (b) The execution, delivery and performance of this Agreement, the other Financing Agreements and the transactions contemplated hereunder and thereunder:

               (i) Are all within Lender's powers;

               (ii) Have been duly authorized;

               (iii) Are not in contravention of any indenture, agreement or undertaking to which Lender is a party or by which Lender or its property are bound; and

               (iv) Will not result in the creation or imposition of, or require or give rise to any obligation to grant, any lien, security interest, charge or other encumbrance upon any property of Borrower, except as provided in this Agreement.

          (c) This Agreement and the other Financing Agreements constitute legal, valid and binding obligations of Lender enforceable in accordance with their respective terms.

     9.2 Name; SSN; Princile Residence; Collateral Locations.

          (a) The exact legal name of Lender is Thomas Chamberlain.

          (c) The Lender's social security number is ###-##-####.

          (d) The residence and mailing address of Lender is 4117 Duke of Gloucester Drive, Chesapeake, Virginia, 23321.

     9.3 Compliance with Other Agreements. Lender is not in default in any material respect under, or in violation in any material respect of any of the terms of, any material agreement, contract, instrument, lease or other material commitment to which it is a party, or by which it is bound.

     9.4 Accuracy of Information. All information furnished by or on behalf of Lender in writing to Borrower in connection with this Agreement or any of the other Financing Agreements or any transaction contemplated hereby or thereby, including all information herein is true and correct in all material respects on the date as of which such information is dated or certified.

     9.5 Survival of Warranties. All representations and warranties contained in this Agreement or any of the other Financing Agreements shall survive the execution and delivery of this Agreement.

SECTION 10. AFFIRMATIVE AND NEGATIVE COVENANTS

     10.1 Maintenance of Existence.

          (a) Borrower shall at all times preserve, renew and keep in full force and effect its corporate existence and rights and franchises with respect thereto and maintain in full force and effect all permits, licenses, trademarks, trade names, approvals, authorizations, leases and contracts necessary to carry on the business as presently or proposed to be conducted.

          (b) Borrower shall not change its name unless each of the following conditions is satisfied:

               (i) Lender shall have received not less than thirty (30) days prior written notice from Borrower of such proposed change in its corporate name, which notice shall accurately set forth the new name; and

               (ii) Lender shall have received a copy of the amendment to the Certificate of Incorporation of Borrower providing for the name change certified by the Secretary of State of the jurisdiction of incorporation or organization of Borrower as soon as it is available.

          (c) Borrower shall not change its chief executive office or its mailing address or organizational identification number (or if it does not have one, shall not acquire one) unless Lender shall have received not less than thirty (30) days' prior written notice from Borrower of such proposed change, which notice shall set forth such information with respect thereto as Lender may reasonably require.

     10.2 New Collateral Locations.

          Borrower may only open any new location within the continental United States provided Borrower:

          (a) Gives Lender thirty (30) days prior written notice from Borrower of the intended opening of any such new location; and

          (b) Executes and delivers, or causes to be executed and delivered, to Lender such agreements, documents, and instruments as Lender may reasonably deem necessary to protect its interests in the Collateral at such location.

     10.3 Compliance with Laws, Regulations, Etc. Borrower shall, at all times, comply in all material respects with all laws, rules, regulations, licenses, permits, approvals and orders applicable to it and duly observe all requirements of any Federal, State or local Governmental Authority, except for those which the failure to so comply with would not have a material adverse effect on Borrower's financial condition, or the rights of Lender in or to any of the Collateral.

     10.4 Payment of Taxes and Claims. Borrower shall duly pay and discharge, when due, all taxes, assessments, contributions and governmental charges upon or against it or its properties or assets, except for taxes the validity of which are being contested in good faith by appropriate proceedings diligently pursued and available to Borrower, and with respect to which adequate reserves or accruals have been entered on its books. Borrower shall be liable for any tax or penalties imposed on Lender as a result of the financing arrangements provided for herein and Borrower agrees to indemnify and hold Lender harmless with respect to the foregoing, and to repay to Lender on demand the amount thereof, and until paid by Borrower such amount shall be added and deemed part of the Loans provided, that, nothing contained herein shall be construed to require Borrower to pay any income or franchise taxes attributable to the income of Lender from any amounts charged or paid hereunder to Lender. The foregoing indemnity shall survive the payment of the Obligations and the termination of this Agreement, but only for one (1) year from the Effective Date and shall be limited to the Loan Amount.

     10.5 Financial Information.

          (a) Borrower shall keep proper books and records in which true and complete entries shall be made of all dealings or transactions of or in relation to the Collateral and the business of Borrower in accordance with GAAP.

          (b) Borrower shall promptly notify Lender in writing of the details of:

               (i) Any material loss, damage, action, suit, or claim relating to the Collateral or any other property which is security for the Obligations and which would result in a material adverse change in Borrower's business, properties, assets, goodwill or financial condition;

               (ii) Any Material Contract of Borrower being terminated or materially amended;

               (iii) Any final and non-appealable order, judgment or decree, entered by a court of competent jurisdiction, in excess of One Million Dollars ($1,000,000.00) having been entered against Borrower or any of its properties or assets; and

               (iv) The occurrence of any Event of Default.

          (c) Borrower shall promptly after the sending, or filing thereof, furnish to Lender copies of all reports which Borrower sends to its stockholders generally and copies of all reports and registration statements which Borrower files with the Securities and Exchange Commission, any national securities exchange or the National Association of Securities Dealers, Inc.

     10.6 Sale of Assets, Dissolution, Etc.

     Borrower shall not:

          (a) Sell, assign, lease, license, transfer, abandon or otherwise dispose of any of its assets to any other Person, except for in the ordinary course of business;

          (b) Wind up, liquidate or dissolve; or

          (c) Agree to do any of the foregoing; without the advance written consent of the Lender, such consent not to be unreasonably withheld.

     10.7 Encumbrances.

     Borrower shall not create, incur, assume, suffer or permit to exist any security interest, mortgage, pledge, lien, charge or other encumbrance of any nature whatsoever on the Collateral, or file or permit the filing of, or permit to remain in effect, any financing statement or other similar notice of any security interest or lien with respect to the Collateral, except:

          (a) The security interests and liens of Lender;

          (b) Liens securing the payment of taxes, either not yet overdue or the validity of which are being contested in good faith by appropriate proceedings diligently pursued and available to Borrower or such Subsidiary, as the case may be and with respect to which adequate reserves have been set aside on its books;

          (c) Non-consensual statutory liens (other than liens securing the payment of taxes) arising in the ordinary course of Borrower's or such Subsidiary's business to the extent:

               (i) Such liens secure indebtedness which is not overdue; or

               (ii) such liens secure indebtedness relating to claims or liabilities which are fully insured and being defended at the sole cost and expense and at the sole risk of the insurer or being contested in good faith by appropriate proceedings diligently pursued and available to Borrower or such Subsidiary, in each case prior to the commencement of foreclosure or other similar proceedings and with respect to which adequate reserves have been set aside on its books;

          (d) A first priority security interest for one hundred and fifty thousand ($150,000); and

          (d) Other security interests and liens that are subordinate to those of the Lender.

     10.8 Dividends. Borrower shall not, directly or indirectly, declare or pay any dividends on account of any shares of class of Capital Stock of Borrower now or hereafter outstanding.

     10.9 Transactions with Affiliates.

     Borrower shall not, directly or indirectly:

          (a) purchase, acquire or lease any property from, or sell, transfer or lease any property to any Affiliate, except in the ordinary course of and pursuant to the reasonable requirements of Borrower's business and upon fair and reasonable terms no less favorable to the Borrower than Borrower would obtain in a comparable arm's length transaction with an unaffiliated person; or

          (b) make any payments of management, consulting or other fees for management or similar services, or of any indebtedness owing to any officer, employee, shareholder, director or other Affiliate of Borrower except reasonable compensation to officers, employees and directors for services rendered to Borrower in the ordinary course of business. Remuneration under the employment agreements among the Borrower and its Chief Executive Officer and Chief Financial Officer, as amended May 14, 2004, shall be conclusively presumed to be reasonable for purposes of this paragraph.

     10.10 Licenses.

     Borrower shall:

          (a) Promptly and faithfully observe and perform all of the material terms, covenants, conditions and provisions of the material License Agreements to be observed and performed by it, at the times set forth therein, if any;

          (b) Not do, permit, suffer or refrain from doing anything could reasonably be expected to result in a material default under or material breach of any of the terms of any material License Agreement; and

          (c) Not cancel, surrender, modify, amend, waive or release any material License Agreement in any material respect or any term, provision or right of the licensee thereunder in any material respect, or consent to or permit to occur any of the foregoing; except that Borrower may cancel, surrender or release any material License Agreement in the ordinary course of the business of Borrower; provided, that, Borrower shall give Lender not less than ten (10) days prior written notice of its intention to so cancel, surrender and release any such material License Agreement.

     10.11 Costs and Expenses. Each party hereto shall pay its own costs, expenses, filing fees and taxes paid or payable in connection with the preparation, negotiation, execution, delivery, recording, and administration of this Agreement and the transactions contemplated hereunder, including, but not limited to, all costs and expenses of filing or recording (including Lender's Uniform Commercial Code financing statement filing taxes and fees, documentary taxes, intangibles taxes and mortgage recording taxes and fees, if applicable). Borrower shall pay all costs, expenses, filing fees and taxes paid or payable in connection with preserving and protecting the Collateral, obtaining payment of the Receivables, and at any time an Event of Default exists and is continuing after the expiration of the Cure Period, enforcing the security interests and liens of Lender, selling or otherwise realizing upon the Collateral, and otherwise enforcing the provisions of this Agreement and the other Financing Agreements.

     10.12 Further Assurances. At the reasonable request of Lender at any time, and from time to time, Borrower shall duly execute and deliver, or cause to be duly executed and delivered, such further agreements, documents and instruments, and do or cause to be done such further acts as may be necessary or proper to evidence, perfect, maintain and enforce the security interests and the priority thereof in the Collateral and to otherwise effectuate the provisions or purposes of this Agreement or any of the other Financing Agreements.

SECTION 11. EVENTS OF DEFAULT AND REMEDIES

     11.1 Events of Default.

     The occurrence or existence of any one or more of the following events are referred to herein individually as an "Event of Default," and, collectively, as "Events of Default":

          (a) Borrower fails to pay when due any of the Obligations or fails to perform any of the terms, covenants, conditions or provisions contained in this Agreement or any of the other Financing Agreements and continues for ten (10) Business Days after notice thereof;

          (b) Any material representation, warranty or statement of fact made by Borrower to Lender in this Agreement, the other Financing Agreements or any other agreement, schedule, confirmatory assignment or otherwise shall, when made, be false or misleading in any material respect;

          (c) Borrower suspends or discontinues doing business for more than sixty (600 consecutive days, or dissolves;

          (d) Borrower becomes insolvent, makes an assignment for the benefit of creditors, makes or sends notice of a bulk transfer or calls a meeting of its creditors or principal creditors;

          (e) A case or proceeding under the bankruptcy laws of the United States of America now or hereafter in effect or under any insolvency, reorganization, receivership, readjustment of debt, dissolution or liquidation law or statute of any jurisdiction now or hereafter in effect (whether at law or in equity) is filed against Borrower and such petition or application is not dismissed within sixty (60) days after the date of its filing or Borrower shall file any answer admitting or not contesting such petition or application or indicates its consent to, acquiescence in or approval of, any such action or proceeding or the relief requested is granted sooner;

          (f) A case or proceeding under the bankruptcy laws of the United States of America now or hereafter in effect or under any insolvency, reorganization, receivership, readjustment of debt, dissolution or liquidation law or statute of any jurisdiction now or hereafter in effect (whether at a law or equity) is filed by Borrower; or

          (g) There shall be a material adverse change in the business, assets or prospects of Borrower after the date hereof; or

          (h) There shall be an event of default under any material provision of the other Financing Agreements.

     11.2 Borrower's Right to Cure

     Notwithstanding anything herein to the contrary, Borrower shall have the right to cure, or cause to be cured, any Event of Default, and provided such cure is effected within six (6) Business Days ("Cure Period") of Borrower acquiring knowledge of the occurrence or existence thereof, such Event of Default shall be deemed to have not occurred or existed, ab initio, for any and all purposes hereunder.

     11.3 Remedies.

          (a) Lender shall have all rights and remedies provided in this Agreement, the other Financing Agreements, the UCC and other applicable law. All rights, remedies and powers granted to Lender hereunder, under any of the other Financing Agreements, the UCC or other applicable law, are cumulative, not exclusive and enforceable, in Lender's discretion, alternatively, successively, or concurrently on any one or more occasions.

          (b) At any time an Event of Default that results in a material adverse effect on either the financial condition of the Borrower or the Lender's rights in the Collateral exists and is continuing after the expiration of the Cure Period, Lender may:

               (i) Accelerate the payment of all Obligations and demand immediate payment thereof to Lender (provided, that, upon the occurrence of any Event of Default described in Sections 10.1(g) and 10.1(h), all Obligations shall automatically become immediately due and payable);

               (ii) With or without judicial process or the aid or assistance of others, enter upon any premises on or in which any of the Collateral may be located and take possession of the Collateral;

               (iii) Require Borrower, at Borrower's expense, to assemble and make available to Lender any part or all of the Collateral at any place and time designated by Lender;

               (iv) Collect, foreclose, receive, appropriate, setoff and realize upon any and all Collateral;

               (v) Remove any or all of the Collateral from any premises on or in which the same may be located for the purpose of effecting the sale, foreclosure or other disposition thereof or for any other purpose:

               (vi) Sell, lease, transfer, assign, deliver or otherwise dispose of any and all Collateral (including entering into contracts with respect thereto, public or private sales at any exchange, broker's board, at any office of Lender or elsewhere) at such prices or terms as Lender may deem reasonable, for cash, upon credit or for future delivery, with the Lender having the right to purchase the whole or any part of the Collateral at any such public sale, all of the foregoing being free from any right or equity of redemption of Borrower, which right or equity of redemption is hereby expressly waived and released by Borrower;

               (vii) Enforce Borrower's rights against any account debtor or other obligor in respect of any of the Accounts or other Receivables;

               (viii) Notify any or all account debtors or other obligors in respect thereof that the Receivables have been assigned to Lender and that Lender has a security interest therein and Lender may direct any or all account debtors and other obligors to make payment of Receivables directly to Lender;

               (ix) Extend the time of payment of, compromise, settle or adjust for cash, credit, return of merchandise or otherwise, and upon any terms or conditions, any and all Receivables or other obligations included in the Collateral and thereby discharge or release the account debtor or other obligors in respect thereof;

               (x) Demand, collect or enforce payment of any Receivables or such other obligations;

               (xi) Take whatever other action Lender may reasonably deem necessary or desirable for the protection of its interests;

               (xii) Proceed directly against Borrower or any Obligor to collect the Obligations without prior recourse to any Obligor or any of the Collateral; and/or

               (xiii) Terminate this Agreement.

          (c) Lender may apply the cash proceeds of Collateral actually received by Lender from any sale, lease, foreclosure or other disposition of the Collateral to payment of the Obligations, in whole or in part and in such order as Lender may elect. Borrower shall remain liable to Lender for the payment of any deficiency with interest at the highest rate provided for herein and all reasonable costs and expenses of collection or enforcement, including attorneys' fees and legal expenses.

SECTION 12. JURY TRIAL WAIVER; OTHER WAIVERS AND CONSENTS; GOVERNING LAW

     12.1 Governing Law; Choice of Forum; Jury Trial Waiver.

          (a) The validity, interpretation and enforcement of this Agreement and the other Financing Agreements and any dispute arising out of the relationship between the parties hereto, whether in contract, tort, equity or otherwise, shall be governed by the internal laws of the State of Florida but excluding any principles of conflicts of law or other rule of law that would cause the application of the law of any jurisdiction other than the laws of the State of Florida.

          (b) Borrower and Lender irrevocably consent and submit to the non-exclusive jurisdiction of the Circuit Court of Dade County, Florida and the United States District Court for the Southern District of Florida, whichever Lender may elect, and waive any objection based on venue or forum non conveniens with respect to any action instituted therein arising under this Agreement or any of the other Financing Agreements or in any way connected with or related or incidental to the dealings of the parties hereto in respect of this Agreement or any of the other Financing Agreements or the transactions related hereto or thereto, in each case whether now existing or hereafter arising, and whether in contract, tort, equity or otherwise, and agree that any dispute with respect to any such matters shall be heard only in the courts described above (except that Lender shall have the right to bring any action or proceeding against Borrower or its property in the courts of any other jurisdiction which Lender reasonably deems necessary or appropriate in order to realize on the Collateral or to otherwise enforce its rights against Borrower or its property).

          (c) BORROWER AND LENDER EACH HEREBY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION (i) ARISING UNDER THIS AGREEMENT OR ANY OF THE OTHER FINANCING AGREEMENTS OR (ii) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO IN RESPECT OF THIS AGREEMENT OR ANY OF THE OTHER FINANCING AGREEMENTS OR THE TRANSACTIONS RELATED HERETO OR THERETO IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER IN CONTRACT, TORT, EQUITY OR OTHERWISE. BORROWER AND LENDER EACH HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY AND THAT BORROWER OR LENDER MAY FILE AN ORIGINAL COUNTERPART OF A COPY OF THIS AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

     12.2 Amendments and Waivers. Neither this Agreement nor any provision hereof shall be amended, modified, waived or discharged orally or by course of conduct, but only by a written agreement signed by an authorized officer of Lender, and as to amendments, as also signed by an authorized officer of Borrower. Lender shall not, by any act, delay, omission or otherwise be deemed to have expressly or impliedly waived any of its rights, powers and/or remedies unless such waiver shall be in writing and signed by an authorized officer of Lender. Any such waiver shall be enforceable only to the extent specifically set forth therein. A waiver by Lender of any right, power and/or remedy on any one occasion shall not be construed as a bar to or waiver of any such right, power and/or remedy which Lender would otherwise have on any future occasion, whether similar in kind or otherwise.

     12.3 Indemnification. Borrower shall indemnify and hold Lender, and its directors, agents, employees and counsel, harmless from and against any and all losses, claims, damages, liabilities, costs or expenses imposed on, incurred by or asserted against any of them in connection with any litigation, investigation, claim or proceeding commenced or threatened related to the negotiation, preparation, execution, delivery, enforcement, performance or administration of this Agreement, any other Financing Agreements, or any undertaking or proceeding related to any of the transactions contemplated hereby or any act, omission, event or transaction related or attendant thereto, including amounts paid in settlement, court costs, and the fees and expenses of counsel. To the extent that the undertaking to indemnify, pay and hold harmless set forth in this Section may be unenforceable because it violates any law or public policy, Borrower shall pay the maximum portion which it is permitted to pay under applicable law to Lender in satisfaction of indemnified matters under this Section.

SECTION 13. TERM OF AGREEMENT; MISCELLANEOUS

     13.1 Term.

          (a) This Agreement and the other Financing Agreements shall become effective as of the Effective Date and shall continue in full force and effect for a term ending one hundred and twenty (120) days after the Effective Date ("Termination Date"), unless sooner terminated pursuant to the terms hereof. This Agreement and all other Financing Agreements must be terminated simultaneously. Borrower may terminate this Agreement at any time upon three (3) days prior written notice to Lender and full payment to Lender in cash or other immediately available funds, in full, all outstanding and unpaid Obligations. Lender may terminate this Agreement at any time on or after an Event of Default that continues after expiration of the Cure Period. Payments of the Obligations shall be remitted by wire transfer in Federal funds to such bank account of Lender, as Lender designates in writing to Borrower. Any Interest that is due and previously unpaid, shall be due until and including the payment day, if the amounts so paid by Borrower to the bank account designated by Lender are received in such bank account on or before 12:00 noon, Miami time. If such amounts are received in such bank account after 12:00 noon, Miami time, Interest shall be due until and including the next Business Day.

          (b) No termination of this Agreement or the other Financing Agreements shall relieve or discharge Borrower of its respective duties, obligations and covenants under this Agreement or the other Financing Agreements until all Obligations have been fully and finally discharged and paid, and Lender's continuing security interest in the Collateral and the rights and remedies of Lender hereunder, under the other Financing Agreements and applicable law, shall remain in effect until all such Obligations have been fully and finally discharged and paid. Accordingly, Borrower waives any rights which it may have under the UCC to demand the filing of termination statements with respect to the Collateral, and Lender shall not be required to send such termination statements to Borrower, or to file them with any filing office, unless and until this Agreement is terminated in accordance with its terms and all of the Obligations are paid and satisfied in full in immediately available funds.

     13.2 Interpretative Provisions.

          (a) All terms used herein which are defined in Article 1 or Article 9 of the UCC shall have the meanings given therein unless otherwise defined in this Agreement.

          (b) All references to the plural herein shall also mean the singular and to the singular shall also mean the plural unless the context otherwise requires.

          (c) All references to Borrower and Lender pursuant to the definitions set forth in the recitals hereto, or to any other person herein, shall include their respective successors and assigns.

          (d) The words "hereof", "herein", "hereunder", "this Agreement" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not any particular provision of this Agreement and as this Agreement now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced.

          (e) The word "including" when used in this Agreement shall mean "including, without limitation."

          (f) Any accounting term used in this Agreement shall have, unless otherwise specifically provided herein, the meaning customarily given in accordance with GAAP, and all financial computations hereunder shall be computed unless otherwise specifically provided herein, in accordance with GAAP as consistently applied.

          (f) In the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including", the words "to" and "until" each mean "to but excluding" and the word "through" means "to and including".

          (g) Unless otherwise expressly provided herein, (i) references herein to any agreement, document or instrument shall be deemed to include all subsequent amendments, modifications, supplements, extensions, renewals, restatements or replacements with respect thereto, but only to the extent the same are not prohibited by the terms hereof or of any other Financing Agreement, and (ii) references to any statute or regulation are to be construed as including all statutory and regulatory provisions consolidating, amending, replacing, recodifying, supplementing or interpreting the statute or regulation.

          (h) The captions and headings of this Agreement are for convenience of reference only and shall not affect the interpretation of this Agreement.

     13.3 Notices.

     All notices, requests and demands hereunder shall be in writing and deemed to have been given or made: if delivered in person, immediately upon delivery; if by telex, telegram or facsimile transmission, immediately upon sending and upon confirmation of receipt; if by nationally recognized overnight courier service with instructions to deliver the next Business Day, one (1) Business Day after sending; and if by certified mail, return receipt requested, five (5) days after mailing. All notices, requests and demands upon the parties are to be given to the following addresses (or to such other address as any party may designate by notice in accordance with this Section):

          If to Borrower: U.S. Gas & Electric, Inc.
                          290 NW 165th Street, PH 5
                          N. Miami Beach, Florida 33169
                          Telephone No.: 305-947-7880
                          Telecopy No.: 305-947-5797

          If to Lender:   Thomas Chamberlain
                          4117 Duke of Gloucester Drive
                          Chesapeake, Virginia 23321
                          Telephone No.: 757-438-3028
                          Telecopy No.: 757-673-7762

     13.4 Partial Invalidity. If any provision of this Agreement is held to be invalid or unenforceable, such invalidity or unenforceability shall not invalidate this Agreement as a whole, but this Agreement shall be construed as though it did not contain the particular provision held to be invalid or unenforceable and the rights and obligations of the parties shall be construed and enforced only to such extent as shall be permitted by applicable law.

     13.5 Successors. This Agreement, the other Financing Agreements and any other document referred to herein or therein shall be binding upon and inure to the benefit of and be enforceable by Lender, Borrower and their respective successors and permitted assigns. Neither party may assign its rights and delegate its obligations under this Agreement and the other Financing Agreements without the advance written consent of the other party.

     13.6 Entire Agreement. This Agreement, the other Financing Agreements, any supplements hereto or thereto, and any instruments or documents delivered or to be delivered in connection herewith or therewith represents the entire agreement and understanding concerning the subject matter hereof and thereof between the parties hereto, and supersede all other prior agreements, understandings, negotiations and discussions, representations, warranties, commitments, proposals, offers and contracts concerning the subject matter hereof, whether oral or written. In the event of any inconsistency between the terms of this Agreement and any schedule or exhibit hereto, the terms of this Agreement shall govern.

     13.7 Counterparts, Etc. This Agreement or any of the other Financing Agreements may be executed in any number of counterparts, each of which shall be an original, but all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of this Agreement or any of the other Financing Agreements by telefacsimile shall have the same force and effect as the delivery of an original executed counterpart of this Agreement or any of such other

Financing Agreements. Any party delivering an executed counterpart of any such agreement by telefacsimile shall also deliver an original executed counterpart, but the failure to do so shall not affect the validity, enforceability or binding effect of such agreement.

IN WITNESS WHEREOF, Lender and Borrower have caused these presents to be duly executed as of the day and year first above written.

LENDER                                  BORROWER

Thomas Chamberlain                      U.S. Gas & Electric, Inc.


/s/ Thomas Chamberlain                  By: /s/ Don E. Secunda
-------------------------------------       ------------------------------------
                                            Don E. Secunda
                                            Chairman & CEO

                            U.S. Gas & Electric, Inc.
                            290 NW 165th Street, PH5
                          N. Miami Beach, Florida 33165

July 6, 2005

Thomas Chamberlain
4117 Duke of Gloucester Drive
Chesapeake, Virginia 23321

     Re: Loan and Security Agreement dated as of May 14, 2002 ("Loan Agreement") between Thomas Chamberlain ("Lender") and U.S. Gas & Electric, Inc. ("Borrower")

Dear Mr. Chamberlain:

     We refer to the Loan Agreement as amended by a letter agreement dated September __, 2004. This letter shall confirm the agreement of the Borrower and the Lender, that, effective automatically upon the Borrower's delivery to Lender of an amendment fee of $500, that:

     1. The "Termination Date", as defined in Section 13.1 of the Credit Agreement, is amended and restated in its entirety to mean "October 31, 2005". Except as modified above, all other terms and provisions of the Loan Agreement as amended are ratified and reaffirmed

     Please indicate your agreement to and acknowledgment of the foregoing by executing a copy of this letter in the place indicated below and returning same to me.

                                        Sincerely yours,

                                        U.S. GAS & ELECTRIC, INC.


                                        By: /s/ Doug Marcille
                                            ------------------------------------
                                            Doug Marcille, Chairman and CEO

Agreed and Acknowledged:


/s/ Thomas Chamberlain
-------------------------------------
Thomas Chamberlain

                            U.S. Gas & Electric, Inc.
                            290 NW 165th Street, PH5
                          N. Miami Beach, Florida 33165

                               September ___, 2004

Thomas Chamberlain
4117 Duke of Gloucester Drive
Chesapeake, Virginia 23321

     Re: Loan and Security Agreement dated as of May 14, 2002 ("Loan Agreement") between Thomas Chamberlain ("Lender") and U.S. Gas & Electric, Inc. ("Borrower")

Dear Mr. Chamberlain:

     We refer to the Loan Agreement. This letter shall confirm the agreement of the Borrower and the Lender, that, effective automatically upon the Borrower's delivery to Lender of a principal payment under the Loan Agreement of $45,000 and an amendment fee of $3,000, that:

     1. The "Loan Amount", as defined in Section 2 of the Loan Agreement, shall not exceed $50,000; and the "Termination Date", as defined in Section 13.1 of the Credit Agreement, is amended and restated in its entirety to mean "April 1, 2005". Except as modified above, all other terms and provisions of the Loan Agreement are ratified and reaffirmed;

     2. Borrower shall issue to Lender 25,000 shares of its Class A Common Stock, par value $0.0001 per share, upon successful completion of Borrower's plan of reorganization currently contemplated by Borrower, whether or not the same occurs prior to, on or subsequent to the Termination Date;

     3. The outstanding principal balance of the Loan is $50,000; and

     4. Lender consents to the liens granted to WebBank in the collateral securing the Loan, and shall execute and deliver to Borrower and WebBank a subordination agreement in substantially the form of Exhibit "A" attached hereto, together with such other modifications as WebBank may request.

                        [signatures appear on next page]

         Please indicate your agreement to and acknowledgment of the foregoing by executing a copy of this letter in the place indicated below and returning same to me.

                                        Sincerely yours,

                                        U.S. GAS & ELECTRIC, INC.


                                        By: /s/ Doug Marcille
                                            ------------------------------------
                                            Doug Marcille, Chairman and CEO

Agreed and Acknowledged:


/s/ Thomas Chamberlain
-------------------------------------
Thomas Chamberlain